   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY   , 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FLAG TELECOM HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

                         ------------------------------

                               EMPORIUM BUILDING
                                69 FRONT STREET
                                    HAMILTON
                                 HM 12 BERMUDA
         (Address, including zip code, of Principal Executive Offices)
                         ------------------------------

                         FLAG TELECOM HOLDINGS LIMITED
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                         ------------------------------

                             FLAG TELECOM USA LTD.
                              570 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212)319-2121
(Name, address, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                             DAVID W. POLLAK, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                              FAX: (212) 309-6273
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                         NUMBER OF SHARES      OFFERING PRICE          AGGREGATE            AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED   TO BE REGISTERED(1)       PER SHARE         OFFERING PRICE     REGISTRATION FEE(4)
Common Stock, $.0006 par value per
  share                                       135,833            $ 11.04(2)           $ 1,499,600           $  395.89
                                             3,966,873           $  6.42(2)           $25,467,325          $ 6,723.37
                                             2,661,085           $31.125(3)           $82,826,270          $21,866.13
Total.................................       6,763,791                                                     $28,985.39

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Long-Term Incentive Plan.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options under the Long-Term Incentive Plan may be exercised.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices reported on the Nasdaq National Market for February 14, 2000.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000264.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "ACT"), and the Explanatory Note to Part I of this Registration Statement on
       Form S-8.

PROSPECTUS

                                  6,763,791 SHARES

                         FLAG TELECOM HOLDINGS LIMITED

                                  COMMON STOCK

                               ------------------

    We are a global carriers' carrier that develops and offers a broad range of telecommunications products and services to licensed international carriers, Internet service providers and other telecommunications companies. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold has previously been acquired, or will be acquired, by these individuals upon exercise of options granted to them under the FLAG Telecom Holdings Limited Long-Term Incentive Plan, which became effective February 26, 1999.

    We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

    Our common stock is quoted on the Nasdaq National Market (Symbol: FTHL), and on the London Stock Exchange (Symbol: FTL). On February 14, 2000, the closing price of the common stock was $30.63 per share.

    Neither the Securities and Exchange Commission (the ``SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is February 16, 2000

    We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

    We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the SEC under the Securities Act of 1933 (the ``Securities Act"). This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the ``Exchange Act") prior to the termination of the offering:

    - Our Registration Statement on Form F-1 (Registration No. 333-94899) filed with the SEC on January 18, 2000, Amendment No. 1 thereto, filed
      February 3, 2000, Amendment No. 2 thereto, filed February 7, 2000, and Amendment No. 3 thereto, filed February 9, 2000;

    - Our prospectus contained in the Registration Statement on Form F-1 (Registration No. 333-94899), filed pursuant to Rule 424(b) under the Securities Act on January 18, 2000 for the offering of 26,400,000 shares of common stock, and later amended to reflect the offering of 31,680,000 shares of common stock; and

    - Our Form 8-A (Registration Number 000-29207) filed on January 27, 2000, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                         FLAG TELECOM HOLDINGS LIMITED
                               EMPORIUM BUILDING
                                69 FRONT STREET
                                 HAMILTON HM 12
                                    BERMUDA
                              ATTENTION: SECRETARY
                                 (441) 296-0909

                            ------------------------

    Our websites are http://www.flagtelecom.com and http://www.flagatlantic.com. Information on our website is not part of this prospectus.

                                  OUR BUSINESS

    We are a global carriers' carrier that develops and offers a broad range of telecommunications products and services to licensed international carriers, Internet service providers and other telecommunications companies. We have an established customer base of approximately 90 customers, many of which are among the world's leading telecommunications and Internet companies. Our customers include 17 of the top 20 international carriers based on traffic volume which, together, accounted for approximately 48% of our sales to date. We believe we have succeeded in attracting this customer base primarily as the result of the diversity, flexibility and high quality of our product and service offerings. Our goal is to establish FLAG Telecom as the leading global carriers' carrier by offering a wide range of cost-effective capacity use options and wholesale products and services across our global network. We also plan to develop an extensive range of innovative products and services which will use a state-of-the-art Internet Protocol-based network infrastructure.

                                    PROCEEDS

    We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

    The individuals who may use this prospectus to sell our common stock are our officers, directors and others who may be in a control relationship with us as well as certain of our current and former employees. The shares listed below will not be transferable until August 9, 2000. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus.

                                                                                 NUMBER OF SHARES
                                                              NUMBER OF SHARES   COVERED BY THIS
SELLING STOCKHOLDER                                               OWNED(1)          PROSPECTUS
-------------------                                           ----------------   ----------------
Andres Bande................................................     1,071,701          1,071,701
Edward McCormack............................................       318,000            318,000
Stuart Rubin................................................       293,000            293,000
Michael Fitzpatrick.........................................        41,667             41,667
Abdul Latif Ghurab..........................................        41,667             41,667
Adnan Omar..................................................        41,667             41,667
Daniel Petri................................................        41,667             41,667
Umberto Silvestri...........................................        41,667             41,667
Jonathan Solomon............................................        41,667             41,667
Dr. Lim Lek Suan............................................        41,667             41,667
Fumio Uehara................................................        41,667             41,667
Dr. Vallobh Vimolvanich.....................................        41,667             41,667

------------------------

(1) Based on ownership as of February 11, 2000. Includes shares issuable to the named individuals upon exercise of currently outstanding options under the FLAG Telecom Holdings Limited Long-Term Incentive Plan, whether or not presently exercisable.

                              PLAN OF DISTRIBUTION

    The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above, and not by us. The shares may be sold from time to time as follows:

    - on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange (any of which may involve crosses and block transactions);

    - to purchasers directly;

    - in ordinary brokerage transactions in which the broker solicits purchasers;

    - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

    - through the writing of options on the shares;

    - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

    - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

    - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

    - through exchange distributions in accordance with the rules of the applicable exchange;

    - in any combination of one or more of these methods; or

    - in any other lawful manner.

    These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(l) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

    The number of shares to be reoffered or resold by means of this prospectus by each individual named above, and any other individual with whom he or she is cooperating for the purpose of selling our common stock, may not exceed the greater of, during any three-month period, (1) 1% of all outstanding shares of our common stock, (2) the average weekly reported volume of trading in our common stock on the Nasdaq National Market during the four weeks preceding the date of the receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in our common stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (ii) above.

    In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

    A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

    We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

    We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

    The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

                                INDEMNIFICATION

    Our By-Laws provide that our directors and officers and former directors and officers shall be indemnified to the fullest extent permitted by The Companies Act of Bermuda 1981, as amended from time to time, and provides for advances to any indemnified director or officer of expenses in connection with actual proceedings and claims arising out of their status as our director or officer. We also maintain a directors' and officers' liability insurance policy on behalf of our directors and officers.

                            VALIDITY OF COMMON STOCK

    The validity of our common shares will be passed on by Appleby, Spurling & Kempe, Hamilton, Bermuda.

                                    EXPERTS

    The financial statements and schedules of FLAG Telecom Holdings Limited for the period of incorporation to September 30, 1999 and FLAG Limited for the period from January 1, 1999 to February 26, 1999 and for the years ended December 31, 1998, 1997 and 1996, incorporated in this prospectus by reference to our prospectus dated January 18, 2000, have been so incorporated in reliance on the report of Arthur Andersen & Co., independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving said reports.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by us with the Securities and Exchange Commission ("SEC") are incorporated by reference into this Registration
Statement:

        (a) Our Registration Statement on Form F-1 (Registration No. 333-94899) filed with the SEC on January 18, 2000, Amendment No. 1 to such Registration Statement, filed February 3, 2000, Amendment No. 2 to such Registration Statement, filed February 7, 2000, and Amendment No. 3 to such Registration Statement, filed February 9, 2000.

        (b) The description of our Common Stock, par value $.0006 per Share, contained in its Registration Statement on Form 8-A (Registration
    No. 000-29207) filed with the SEC on January 27, 2000, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXPERTS

    The financial statements and schedules of FLAG Telecom Holdings Limited for the period from incorporation to September 30, 1999 and FLAG Limited for the period from January 1, 1999 to February 26, 1999 and for the years ended December 31, 1998, 1997 and 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance the authority of said firm as experts in giving said reports.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our By-Laws provide that our directors and officers and former directors and officers shall be indemnified to the fullest extent permitted by The Companies Act of Bermuda 1981, as amended from time to time, and provides for advances to any indemnified director or officer of expenses in connection with actual proceedings and claims arising out of their status as our director or officer. We also maintain a directors' and officers' liability insurance policy on behalf of our directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT                 DESCRIPTION
-------                 -----------
 4.1                    Memorandum of Association, incorporated by reference to
                        exhibit 3.1 to our Registration Statement on Form F-1,
                        Registration No. 333-94899, filed with the SEC on
                        January 18, 2000.

 4.2                    By-Laws of FLAG Telecom Holdings Limited, incorporated by
                        reference to exhibit 3.2 to our Registration Statement on
                        Form F-1 (Registration No. 333-94899) filed with the SEC on
                        January 18, 2000.

 4.3 FLAG Telecom Holdings Limited Long-Term Incentive Plan, incorporated by reference to exhibit 10.1 to our Registration Statement on Form F-1 (Registration
                        No. 333-94899) filed with the SEC on January 18, 2000.

 5.1                    Opinion of Appleby Spurling & Kempe.

 23.1                   Consent of Arthur Andersen & Co.

 23.3                   Consent of Appleby Spurling & Kempe (included in
                        Exhibit 5.1).

 24 Powers of Attorney (included on page II-4 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on February 16, 2000.

                                                       FLAG TELECOM HOLDINGS LIMITED

                                                       By:  /s/ STUART RUBIN
                                                            -----------------------------------------
                                                            Name: Stuart Rubin
                                                            Title: General Counsel and Assistant
                                                            Secretary

    Each person whose signature appears below constitutes and appoints Andres Bande, Edward McCormack and Stuart Rubin, and each of them, with full power to act without the other, this person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

                    NAME                                     TITLE                        DATE
                    ----                                     -----                        ----
              /s/ ANDRES BANDE                 Chairman and Chief Executive
    ------------------------------------         Officer (Principal Executive      February 16 , 2000
                Andres Bande                     Officer)

            /s/ EDWARD MCCORMACK
    ------------------------------------       Chief Financial Officer (Principal  February 16, 2000
              Edward McCormack                   Financial Officer)

              /s/ STUART RUBIN
    ------------------------------------       General Counsel and Assistant       February 16, 2000
                Stuart Rubin                     Secretary

           /s/ MICHAEL FITZPATRICK
    ------------------------------------       Director                            February 16, 2000
             Michael Fitzpatrick

            /s/ EDWARD J. MCQUAID
    ------------------------------------       Director                            February 16, 2000
              Edward J. McQuaid

               /s/ ADNAN OMAR
    ------------------------------------       Director                            February 16, 2000
                 Adnan Omar

              /s/ DANIEL PETRI
    ------------------------------------       Director                            February 16, 2000
                Daniel Petri

              /s/ PHILIP SESKIN
    ------------------------------------       Director                            February 16, 2000
                Philip Seskin

            /s/ UMBERTO SILVESTRI
    ------------------------------------       Director                            February 16, 2000
              Umberto Silvestri

            /s/ JONATHAN SOLOMON
    ------------------------------------       Director                            February 16, 2000
              Jonathan Solomon

         /s/ DR. VALLOBH VIMOLVANICH
    ------------------------------------       Director                            February 16, 2000
           Dr. Vallobh Vimolvanich

             /s/ LARRY BAUTISTA
    ------------------------------------       Authorized US Representative        February 16, 2000
               Larry Bautista

                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
-------                 -----------
 4.1                    Memorandum of Association, incorporated by reference to
                        exhibit 3.1 to our Registration Statement on Form F-1
                        (Registration No. 333-94899) filed with the SEC on
                        January 18, 2000.

 4.2                    By-Laws of FLAG Telecom Holdings Limited, incorporated by
                        reference to exhibit 3.2 to our Registration Statement on
                        Form F-1 (Registration No. 333-94899) filed with the SEC on
                        January 18, 2000.

 4.3 FLAG Telecom Holdings Limited Long-Term Incentive Plan, incorporated by reference to exhibit 10.1 to our Registration Statement on Form F-1 (Registration
                        No. 333-94899) filed with the SEC on January 18, 2000.

 5.1                    Opinion of Appleby Spurling & Kempe.

 23.1                   Consent of Arthur Andersen & Co.

 23.3                   Consent of Appleby Spurling & Kempe (included in
                        Exhibit 5.1).

 24 Powers of Attorney (included on page II-4 of this Registration Statement).